UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-2
Cue Health Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Message from our Chairman and Chief Executive Officer

DEAR STOCKHOLDER:

It is an honor to share my thoughts on Cue’s achievements during our first year as a public company, and to offer my perspective on how I believe these accomplishments put us in position for sustainable growth.

When I think about the road that led us to our IPO in September 2021, it’s clear that we entered the public markets at an historic time – not only for our business, but for the entire world. COVID-19 has led to tectonic shifts in the way we consume healthcare, substantial macroeconomic change, and supply chain volatility. Within diagnostic testing, COVID-19 has dominated the conversation, but what we believe will endure is a lasting expectation of change as to how we receive diagnostic information across the spectrum of healthcare needs--more conveniently, accessibly, and connected to treatment.

More than a decade ago, we set out to build a new model of care — one designed to provide actionable diagnostic information connected to convenient care delivery. Today, I am proud to say I believe we are achieving this goal. Our work has enabled Cue to help meet the extensive testing needs across the globe that have persisted since the COVID-19 pandemic hit in 2020. Thanks to the speed and value of our platform, we were able to quickly scale and provide tests to help millions of Americans in their homes and in schools, hospitals, correctional facilities, and nursing homes. Our tests are used by government workers at federal agencies, across branches of the military, and state and local governments. Cue also serves leading healthcare providers, enterprises, and individuals. We believe the diversity of our customer base is a strong signal that the healthcare industry is ripe for innovative disruption, beginning with smarter, more accurate, faster diagnostics wherever it is needed.

The work we’d done leading up to our IPO gave us a strong foundation. We were ready for the immense challenge, and I’m proud of our team’s hard work, dedication, and agility as we navigated through this period together. We have acted quickly to meet the evolving needs of our stakeholders while also continuing to support the families, loved ones, and communities in which each of us live and work.

At the same time that we were meeting the need for COVID-19 tests, the team made significant progress on platform enhancements and menu expansion efforts for infectious diseases such as influenza, strep throat, respiratory syncytial virus (RSV), and sexually transmitted infections (STIs) such as chlamydia and gonorrhea, while looking to the future at women’s health and chronic disease management. We believe the progress we’ve made since our IPO is a testament to our values and unique ability to scale and innovate, as well as to the strength of our Board, leadership team and more than 1500 Cue employees. Every Cue colleague is important to our success and reflects our goal and ability to attract, recruit, develop, and retain experts at all levels – we value the unique talents and contributions of every team member.

I’d like to highlight some of the many accomplishments achieved by the team in the past year:
▪Entered the public markets and began trading on the NASDAQ;
▪Delivered on a contract for 6 million tests with the US Government;

▪Provided trusted testing solutions to world-class organizations, including Google, Netflix, Mayo Clinic, the NBA and WNBA, Major League Baseball, Air Canada, Johns Hopkins Medicine, and others;
▪Launched our Cue Integrated Care Platform;
▪Made our Super Bowl advertising debut;
▪Submitted our de novo application to the FDA for the Cue COVID-19 test;
▪Recognized by the National Federation of the Blind for developing the first COVID-19 test blind people can use to independently get test results;
▪Partnered with three-time NBA all-star Karl-Anthony Towns to donate $250,000 of Cue Readers and COVID-19 tests to public schools and organizations in need; and
▪Began phased rollout of Cue CareTM, our first-of-its-kind COVID-19 antiviral delivery service, significantly reducing the time it takes for patients to get medication after testing and diagnosis.
Our achievements would not be possible without a sturdy internal foundation. In the last year, we proudly signed the CEO Action Pledge, the largest CEO-driven commitment to advance diversity, equity and inclusion in the workplace. We are focused on supporting the diversity of our executives and managers – approximately 42% of our Executive Leadership Team are minorities and approximately 34% of our Management Roles are led by women – and continuing to foster a diverse team is a priority for us. This year we implemented a corporate governance structure founded on transparency and accountability, led by a Board that collectively brings a wealth of healthcare, technology, and operational expertise. We also enhanced our social impact program, Cue Kindness, to mobilize the strengths and interests of our team members to help local communities and beyond.
Leveraging the momentum of our successes and our steadfast commitment to our values, we remain laser-focused on three key growth drivers:
▪Broaden our customer base by demonstrating the value of Cue’s diagnostic platform across communities and stakeholders, including governments and top enterprise customers, and through our direct-to-consumer (DTC) marketing initiatives, and our point-of-care solutions.
▪Expand our menu of tests by making progress on pipeline milestones across several therapeutic categories.
▪Enhance our digital services by investing in building out new capabilities for Cue’s integrated care platform, including telemedicine and prescription services.
We recognize that there are challenges currently facing all businesses and consumers in the U.S. and global markets, and we believe our mission-driven approach and focus on innovation will empower Cue to continue to execute our strategic plans over the long term. We are excited by the opportunity to continue to drive growth while also giving back in the regions where we operate. Working in close collaboration with our Board of Directors, Cue has created a clear vision to build a new healthcare ecosystem, and we’ve carved out a meaningful stake in an increasingly crowded market as a preeminent healthcare technology company that continues to build sustainable value for shareholders.
With our Annual Meeting right around the corner, I’d like to personally thank you for your support of Cue. You are helping to pave the way as we deliver on the promise of timely, informed and connected healthcare, and we’re just getting started.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by phone or by mail.

Ayub Khattak

President and Chief Executive Officer, Director, Chairman of the Board

Cue is a consumer-centric platform enabling diagnostics-led care from anywhere.

Notice of Annual
Meeting of Stockholders

Time and Date	CUE HEALTH INC.
September 21, 2022 at 9:00 a.m., Pacific Time	4980 Carroll Canyon Rd., Suite 100 San Diego, CA 92121
Place
The Annual Meeting will be a completely virtual audio meeting of stockholders, to be conducted via live audio webcast. You will be able to attend the virtual Annual Meeting and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/HLTH2022. You also will be able to vote your shares electronically at the Annual Meeting.

Items of Business

1.	To elect one Class I director to hold office until the 2025 annual meeting of stockholders or until his successor is elected and qualified, subject to his earlier death, resignation or removal.

2.	To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

3.	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date

8.5.22	August 5, 2022 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS IMPORTANT.
Whether or not you plan to attend the virtual Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to the proxy card. Returning the proxy does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares at the virtual Annual Meeting. The Proxy Statement explains proxy voting and the matters to be voted on in more detail.
Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting to be Held on September 21, 2022. Our proxy materials, including the Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended, are being made available on or about August 8, 2022 at the following website: www.proxyvote.com, as well as on our investor relations webpage at investors.cuehealth.com. We are providing access to our proxy materials over the Internet under the rules adopted by the U.S. Securities and Exchange Commission.
By Order of the Board of Directors,
Erica Palsis
General Counsel
San Diego, California
August 8, 2022
Your vote is important. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials, which is being mailed to you on or about August 8, 2022.

Proxy Statement for 2022
Annual Meeting of Stockholders

To Be Held at 9:00 a.m., Pacific Time, on September 21, 2022
This proxy statement (this “Proxy Statement”) and form of proxy are being provided to you in connection with the solicitation of proxies by our board of directors for use at our 2022 Annual Meeting of Stockholders, and any adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will be held on September 21, 2022 at 9:00 a.m., Pacific Time, via live audio webcast at www.virtualshareholdermeeting.com/HLTH2022. Stockholders of record as of August 5, 2022 are invited to attend the Annual Meeting and are entitled to vote on the proposals described in this Proxy Statement.
The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as amended (the “Annual Report”), is first being mailed on or about August 8, 2022 to all stockholders entitled to vote at the Annual Meeting.
Questions and Answers
About the Annual Meeting

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this Proxy Statement. Please read the entire Proxy Statement carefully before voting your shares.
Why am I receiving these materials?
Our board of directors is providing these proxy materials to you in connection with our board of directors’ solicitation of proxies for use at the Annual Meeting, which will take place on September 21, 2022. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
Instead of mailing printed copies of our proxy materials to our stockholders, we have elected to provide access to them through the Internet under the “notice and access” rules of the Securities and Exchange Commission (the “SEC”). All stockholders will have the ability to access the proxy materials via the Internet, including this Proxy Statement and the Annual Report, as filed with the SEC on August 8, 2022. The Notice includes information on how to access the proxy materials, how to submit your vote over the Internet, by phone or how to request a paper copy of the proxy materials. This Proxy Statement and the Annual Report are available at www.proxyvote.com. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials.
We believe that using “notice and access” expedites stockholders’ receipt of proxy materials, reduces our print and mail costs as well as the environmental impact of the Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice or refer to the section entitled “I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?” below for additional information.

CUE HEALTH 2022 PROXY STATEMENT	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	Table of Contents
What proposals will be voted on at the Annual Meeting and how does our board of directors recommend that I vote?
The two proposals scheduled to be voted on at the Annual Meeting and our board of directors’ voting recommendations with respect to each are:

	Proposal	Board’s Voting Recommendation

1.
Election of Director (Proposal No. 1): The election of Joshua Ghaim as a Class I director to hold office until the 2025 annual meeting of stockholders or until his successor is elected and qualified or until his earlier death, resignation or removal.
FOR

2.
Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal No. 2): The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
FOR

At the time this Proxy Statement was mailed, our management and board of directors were not aware of any other matters to be presented at the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock at the close of business on August 5, 2022, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 148,153,092 shares of our common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors.
How many votes are needed for approval of each proposal?

1.
Proposal No. 1: The election of a Class I director requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Plurality means that the nominee who receives the most FOR votes will be elected. Withhold votes and broker non-votes will have no effect on the outcome of the vote.

2.
Proposal No. 2: The ratification of the appointment of BDO USA, LLP requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST the proposal.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholders of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Broadridge Financial Solutions, Inc., our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting.

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Table of Contents	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Proposal No. 2 related to the ratification of the appointment of BDO USA, LLP is the only routine matter. For additional information, see “What if I do not specify how my shares are to be voted?” below.
Do I have to do anything in advance if I plan to attend the Annual Meeting?
The Annual Meeting will be a virtual audio meeting of stockholders, which will be conducted via live audio webcast. You are entitled to participate in the Annual Meeting only if you were a holder of our common stock as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting.
You will be able to attend the Annual Meeting and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/HLTH2022. You also will be able to vote your shares electronically at the Annual Meeting.
To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The live audio webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.
How can I get help if I have trouble checking in or listening to the meeting online?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting, please call the technical support number that will be posted on the Virtual Shareholder Meeting log‑in page.
How do I vote and what are the voting deadlines?
Stockholders of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:
▪You may vote via the Internet. To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice or proxy card you received. Your vote must be received by 11:59 p.m. Eastern Time on September 20, 2022 to be counted. If you vote via the Internet, you do not need to return a proxy card by mail.
▪You may vote by telephone. To vote by telephone, dial 1-800-690-6903 (the call is toll-free in the United States and Canada; toll charges apply to calls from other countries) and follow the recorded instructions. You will be asked to provide the control number from the Notice or proxy card you received. Your vote must be received by 11:59 p.m., Eastern Time, on September 20, 2022 to be counted. If you vote by telephone, you do not need to return a proxy card by mail.

CUE HEALTH 2022 PROXY STATEMENT	3

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	Table of Contents
▪You may vote by mail. To vote by mail using the proxy card (if you requested paper copies of the proxy materials to be mailed to you), you need to complete, date and sign the proxy card and return it promptly by mail in the envelope provided so that it is received no later than September 20, 2022. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail.
▪You may vote at the Annual Meeting. To vote at the meeting, follow the instructions at www.virtualshareholdermeeting.com/HLTH2022 (have your Notice or proxy card in hand when you visit the website).
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee.
Can I change my vote or revoke my proxy?
Stockholders of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:
▪entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
▪signing and returning a new proxy card with a later date, which must be received by 11:59 p.m., Eastern Time, on September 20, 2022;
▪delivering a written revocation to our Secretary at Cue Health Inc., 4980 Carroll Canyon Rd., Suite 100, San Diego, CA 92121, by 11:59 p.m., Eastern Time, on September 20, 2022; or
▪attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy) by following the instructions at www.virtualshareholdermeeting.com/HLTH2022.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
What is the effect of giving a proxy?
When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. Ayub Khattak has been designated as proxy holder by our board of directors. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holder will use his own judgment to determine how to vote your shares. If the Annual Meeting is adjourned or postponed, the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

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Table of Contents	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
What if I do not specify how my shares are to be voted?
Stockholders of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

1.	FOR the election of the director nominated by our board of directors and named in this proxy statement as a Class I director to serve for a three-year term (Proposal No. 1);

2.	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal No. 2); and

3.	in the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of director) is a non-routine matter, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “What are the effects of abstentions, withheld votes and broker non-votes?” below.
What are the effects of abstentions, withheld votes and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares or withholds votes as to a particular proposal, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions or withheld votes to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions and withheld votes will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (e.g., Proposal No. 2). However, because the outcome of Proposal No. 1 (election of director) will be determined by a plurality vote, abstentions and withheld votes will have no impact on the outcome of such proposal as long as a quorum exists.
A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes present and entitled to vote or votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

CUE HEALTH 2022 PROXY STATEMENT	5

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	Table of Contents
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence (including by proxy) of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. As noted above, as of the Record Date, there were a total of 148,153,092 shares of our common stock outstanding, which means that 74,076,547 shares of our common stock must be represented at the Annual Meeting to have a quorum. If there is no quorum, (i) the chairperson of the meeting or (ii) a majority of the stockholders entitled to vote at the meeting, present in person or represented by proxy may adjourn the meeting to a later date.
How are proxies solicited for the Annual Meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.
If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.
What does it mean if I received more than one Notice?
If you receive more than one Notice, you hold shares that may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted an SEC-approved procedure called “householding.” Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of our Annual Report and this Proxy Statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

6	2022 PROXY STATEMENT CUE HEALTH

Table of Contents	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Cue Health Inc. Attention: Secretary 4980 Carroll Canyon Rd., Suite 100 San Diego, CA 92121 (858) 412-8151
Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that will be filed within four business days after the Annual Meeting. If final voting results are not available to us at that time, we will file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2023 annual meeting of stockholders, our Secretary must receive the written proposal not later than April 10, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Cue Health Inc. Attention: Secretary 4980 Carroll Canyon Rd., Suite 100 San Diego, CA 92121 (858) 412-8151
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the notice of such meeting (or any supplement thereto) given by or at the direction of our board of directors, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2023 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices not earlier than May 24, 2023 and not later than June 23, 2023.

CUE HEALTH 2022 PROXY STATEMENT	7

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	Table of Contents
In the event that we hold our 2023 annual meeting of stockholders more than 30 days before or more than 60 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2023 annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
You may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”
Availability of Bylaws
A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

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Board of Directors
and Corporate Governance

Our business is managed under the direction of our board of directors, which is currently comprised of six members. Four of our six directors are independent within the meaning of the independent director requirements of the Nasdaq Global Market (“Nasdaq”). Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a Class of directors will be elected for a three-year term to succeed the same Class whose term is then expiring.
Upon the recommendation of our nominating and corporate governance committee, we are nominating Joshua Ghaim as a Class I director at the Annual Meeting. If elected, Dr. Ghaim will hold office for a three-year term until the annual meeting of stockholders to be held in 2025 or until his successor is elected and qualified or until his earlier death, resignation or removal.
The following table sets forth the names and certain other information about each of our directors and director nominee as of August 5, 2022:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated

Director Nominee
Joshua Ghaim	I	54	Director	July 2022	2022	2025

Continuing Directors
Chris Achar	II	37	Chief Strategy Officer and Director	May 2018	2023	—
Joanne Bradford	II	59	Director	September 2021	2023	—
Carole Faig	III	60	Director	September 2021	2024	—
Ayub Khattak	III	37	President, Chief Executive Officer, Director, Chairman of the Board and Co‑Founder	January 2010	2024	—
Maria Martinez	III	64	Director	September 2021	2024	—

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	Table of Contents
Director Nominee

Joshua Ghaim

Dr. Ghaim has served as a member of our board of directors since July 2022. Dr. Ghaim is the Founder of Ignite Venture Studio, an innovation accelerator that builds and accelerates disruptive brands in digital health, wellness and beauty categories, where he has also served as Managing Partner since November 2019. Dr. Ghaim has also served as President of Small World Brands Inc., a health and beauty start-up founded with a mission to globally support girls’ education and women-owned businesses, since June 2018. Prior to founding Ignite Venture Studio, Dr. Ghaim was Chief Technology Officer – Consumer Health at Johnson & Johnson from July 2014 to November 2019, and he was previously responsible for Global Technology Innovation and a member of the R&D Management Committee at Johnson & Johnson Consumer, Medical Devices and the Pharma R&D organization leadership team.

Dr. Ghaim has served on the board of directors of Nonagon LTD, a medical technology company, since January 2022, and has served on the board of directors of African Diaspora Network, a non-profit organization focused on promoting entrepreneurship in the continent of Africa and African-American communities in the U.S., since March 2018. Dr. Ghaim has also served on the board of directors of Ignite Growth Brands since January 2020 and Infinite Looks Inc. since June 2020. Dr. Ghaim holds a B.S. in chemistry from Indiana University and a Ph.D. in biochemistry/molecular biology from the University of Illinois.

We believe that Dr. Ghaim’s technology and management experience in the healthcare industry provides him with the qualifications and skills necessary to serve as a member of our board of directors.

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Table of Contents	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Continuing Directors

Chris Achar

Mr. Achar has served as a member of our board of directors since May 2018 and was appointed as our Chief Strategy Officer in June 2021. Mr. Achar is the founder of Genzum Life Sciences, Inc., a pharmaceutical company, and has served as its chief executive officer since 2010. Prior, Mr. Achar founded Synergy Ventures, a venture capital company where he serves as a general partner, whose investments include seed stage funding to several medical technology companies including Cue BioPharma Inc. and Provention Bio Inc.

Mr. Achar previously served as a member of the board of directors of the Network for Teaching Entrepreneurship from 2018 to 2021. Mr. Achar holds a B.S. in business marketing from California State University and a M.B.A. from Pepperdine University School of Business.

We believe Mr. Achar is qualified to serve as a member of our board of directors based on his experience as a healthcare executive and an investor in multiple healthcare and biotech companies.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	Table of Contents

Joanne Bradford

Ms. Bradford has served as a member of our board of directors since September 2021. Ms. Bradford currently serves as Chief Marketing Officer of Bolt Financial, an e-commerce checkout software company, and is a founder of Enkasa, a real estate tech and brokerage firm. Ms. Bradford served as President of Honey Science Corp., or Honey, an e-commerce technology platform, from August 2019 to May 2021. Honey was acquired by PayPal in January 2020. Prior to joining Honey, Ms. Bradford was Chief Marketing Officer of Social Finance, Inc., or SoFi, an online personal finance company, from June 2017 to May 2019. She previously served as Chief Operating Officer of SoFi from July 2015 to June 2017.

Ms. Bradford served as Head of Partnerships at Pinterest, a social media web and mobile application company, from November 2013 to December 2015. She previously held executive-level roles at the Hearst Corporation, Demand Media, Yahoo!, and Microsoft Corporation. Ms. Bradford serves on the board of directors of private and public companies, Snap Commerce and Kahoot! Ms. Bradford previously served as a director of Comscore, Inc., a global information and analytics company, from April 2019 until April 2020, Katapult Holdings, an e-commerce financial services company, from June 2021 until February 2022, she served as an independent director Wave App, a small business software company, from October 2018 until June 2019, and OneLogin, a unified management access company, from July 2019 until October 2021. Ms. Bradford holds a B.A. in journalism from San Diego State University.

We believe Ms. Bradford is qualified to serve on our board of directors due to her over 20 years of experience leading product marketing, business development and programming, as well as building global sales and marketing teams.

Carole Faig

Ms. Faig has served as a member of our board of directors since September 2021. Ms. Faig has more than 38 years of audit and public accounting experience with Ernst & Young LLP, or EY, where she was a partner focused on the healthcare industry. Prior to her retirement from EY in July 2021, Ms. Faig served in a number of leadership roles including U.S. Health Leader and West Region Health and Life Sciences leader, where she managed a $500 million practice. In addition, Ms. Faig has extensive experience as an audit partner serving public and private companies in the health sector. Ms. Faig holds a B.B.A. in accounting from Sam Houston State University and is a certified public accountant.

We believe Ms. Faig is qualified to serve on our board of directors due to her extensive experience in the healthcare industry and audit practices.

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Table of Contents	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Ayub Khattak

Mr. Khattak is the co-founder of our company and has served as our President and Chief Executive Officer and member of our board of directors since January 2010. He holds a B.S. in mathematics from the University of California, Los Angeles.

We believe Mr. Khattak is qualified to serve as a member of our board of directors based on his experience in the healthcare technology industry and his extensive knowledge of our company.

Maria Martinez

Ms. Martinez has served as a member of our board of directors since September 2021. Maria stepped into the role of chief operating officer at Cisco Systems, Inc., or Cisco, in 2021 after having joined Cisco as executive vice president and chief customer experience officer in 2018. Prior to this, Ms. Martinez has served in a variety of senior executive roles at leading companies such as Salesforce.com, Inc., where she was president of Global Customer Success from March 2016 and chief growth officer from February 2012 to February 2013, and Microsoft Corporation, where she led their global services organization. Ms. Martinez has held additional leadership positions at telecom giants Motorola, Inc. and AT&T Inc., and also served as chief executive officer of Embrace Networks, Inc.

Ms. Martinez's board occupancy has spanned industries across both public and non-profit sectors, including roles at Plantronics, Inc. from September 2015 to April 2018, Declara Inc., and Genesys Works Bay Area. Ms. Martinez actively serves on the board of directors for McKesson Corporation and Silicon Valley Education Foundation, where her experience in leading large, global companies through transformation will help us to advance our mission of empowering people to live their healthiest lives. Ms. Martinez holds a B.S. in electrical engineering from the University of Puerto Rico and a M.S. in electrical engineering from Ohio State University.

We believe Ms. Martinez is qualified to serve on our board of directors due to her extensive experience in the technology industry.

CUE HEALTH 2022 PROXY STATEMENT	13

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	Table of Contents
Director Independence
Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director and director nominee. Based upon information requested from and provided by each director and director nominee concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors and director nominee, with the exception of Ayub Khattak and Chris Achar, is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director.
There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Mr. Khattak currently serves as both the Chairman of our board of directors and as our President and Chief Executive Officer. As our Co-Founder, Mr. Khattak is best positioned to identify strategic priorities, lead critical discussion, and execute our business plans. Our corporate governance framework provides our board flexibility to determine the appropriate leadership structure for the company, and whether the roles of Chairman, President and Chief Executive Officer should be separated or combined. In making this determination, our board of directors considers many factors, including the needs of the business, our board’s assessment of its leadership needs from time to time and the best interests of our stockholders. Our board of directors has adopted corporate governance guidelines that provide that the board of directors may appoint one of our independent directors to serve as our independent “Lead Director” at any time when the Chairman of our board of directors is not independent, including when our President and Chief Executive Officer serves as the Chairman of our board of directors.

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Table of Contents	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Only independent directors serve on the audit, compensation committee and nominating and corporate governance committees of our board of directors. As a result of the board of directors’ committee system and the existence of a majority of independent directors, the board of directors maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs. We believe that the leadership structure of our board of directors as well as the independent committees of our board of directors is appropriate and enhances our board of directors’ ability to effectively carry out its roles and responsibilities on behalf of our stockholders, while Mr. Khattak’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.
Board and Stockholder Meetings and Committees
During the fiscal year ended December 31, 2021, our board of directors held 18 meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served, except for Ms. Bradford who was appointed to our board of directors in September 2021.
We strongly encourage, but do not require, our directors to attend our annual meeting of stockholders. This is our first annual meeting of stockholders.
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, which are standing committees of the board of directors. Each of our standing committees operates under a written charter that complies with the applicable requirements of the Nasdaq listing standards and the applicable rules and regulations of the SEC. Each of the charters is posted on our investor relations website at investors.cuehealth.com in the “Corporate Governance” section under “Governance Overview.” The current membership of our committees, each committee’s responsibilities and the number of meetings held by each committee in fiscal year 2021 are set forth below.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Joanne Bradford		Member	Member
Carole Faig	Chair
Maria Martinez	Member	Member	Chair
Joshua Ghaim	Member	Chair	Member
Audit Committee
The members of our audit committee are Carole Faig, Maria Martinez and Joshua Ghaim. Carole Faig is the chair of the audit committee. Our audit committee’s responsibilities include:
▪appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
▪overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;
▪reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	Table of Contents
▪monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
▪overseeing our internal audit function;
▪overseeing our risk assessment and risk management policies;
▪establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
▪meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
▪reviewing and approving or ratifying any related person transactions; and
▪preparing the audit committee report required by Securities and Exchange Commission, or SEC, rules.
Each of the members of our audit committee meets the requirements for independence under the listing standards of Nasdaq and the applicable rules and regulations of the SEC. Each member of the audit committee also meets the financial literacy and sophistication requirements under current Nasdaq listing rules. Our board of directors has also determined that Carole Faig is an “audit committee financial expert” as defined in applicable SEC rules. Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq. A copy of the audit committee charter is available on our website at https://investors.cuehealth.com/corporate-governance.
Compensation Committee
The members of our compensation committee are Joshua Ghaim, Maria Martinez and Joanne Bradford. Joshua Ghaim is the chair of the compensation committee. Our compensation committee’s responsibilities include:
▪reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
▪overseeing an evaluation of our senior executives;
▪overseeing and administering our cash and equity incentive plans;
▪reviewing and making recommendations to our board of directors with respect to director compensation;
▪reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and
▪preparing the compensation committee report if and to the extent then required by SEC rules.
Each of the members of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, or Rule 16b-3. Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. A copy of the compensation committee charter is available on our website at https://investors.cuehealth.com/corporate-governance.

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Table of Contents	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Joshua Ghaim, Joanne Bradford and Maria Martinez. Maria Martinez is the chair of the nominating and corporate governance committee. Our nominating and corporate governance committee’s responsibilities include:
▪recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
▪reviewing and making recommendations to our board with respect to our board leadership structure;
▪reviewing and making recommendations to our board with respect to management succession planning;
▪developing and recommending to our board of directors corporate governance principles; and
▪overseeing a periodic evaluation of our board of directors.
Each of the members of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our nominating and corporate governance committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. A copy of the nominating and corporate governance committee charter is available on our website at https://investors.cuehealth.com/corporate-governance.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee. None of the members of our compensation committee is, or has ever been, an officer or employee of our company.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director potential director candidates. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. In making determinations regarding nominations of directors, our nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board of directors: (i) the highest personal and professional ethics and integrity, (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, (iii) skills that are complementary to those of the existing board of directors, (iv) the ability to assist and support management and make significant contributions to the Company’s success, and (v) an understanding of the fiduciary responsibilities that is required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities. Any search firm retained by our nominating and corporate governance committee to find director candidates would be instructed to take into account all of the considerations used by our nominating and corporate governance committee.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	Table of Contents
After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.
Although our board of directors does not maintain a specific policy with regard to board diversity, the board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences. In making determinations regarding nominations of directors, the nominating and corporate governance committee may take into account the benefits of diverse viewpoints. The following chart provides summary information about the diversity of our directors as of August 5, 2022:

Board Diversity Matrix (as of August 5, 2022)
Total Number of Directors: 6
	Female	Male	Gender Undisclosed

Part I: Gender Identity
Directors	3	3	—
Part II: Demographic Background
African American	—	1	—
Hispanic or Latinx	1	—	—
White	2	—	—
Two or More Races or Ethnicities	—	2	—
LGBTQ+	1	—	—
Did not Disclose Demographic Background	—
Stockholder Recommendations for Nominations to the Board of Directors
Our nominating and corporate governance committee will consider candidates for director recommended by stockholders of the Company who are stockholders of record at the time of the submission of the director recommendation and on the record date for the determination of stockholders entitled to vote at the annual meeting, so long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business.
A stockholder that wants to recommend a candidate for election to the board of directors should direct the recommendation in writing by letter to the Company, attention of the Secretary at Cue Health Inc., 4980 Carroll Canyon Rd., Suite 100, San Diego, CA 92121. The recommendation must include the candidate’s name, age, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on our board of directors.

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Table of Contents	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Communications with the Board of Directors
Interested parties wishing to communicate with our non-employee directors may do so by writing to the board of directors or to the particular member or members of our board of directors and sending the correspondence by registered or overnight mail to our General Counsel at Cue Health Inc., 4980 Carroll Canyon Rd., Suite 100, San Diego, CA 92121. Each communication should set forth the name and address of the stockholder, as it appears on the Company’s books, and if the Company’s common stock is held by a nominee, the name and address of the beneficial owner of the Company’s common stock, and the class and number of shares of the Company’s common stock that are owned of record by the record holder and beneficially by the beneficial owner. Our General Counsel, in consultation with appropriate members of our board of directors, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors.
Corporate Governance Guidelines and Code of Conduct
Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics (“Code of Conduct”) that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Conduct is posted on our investor relations webpage at investors.cuehealth.com in the “Corporate Governance” section under “Governance Overview.” We intend to post any amendments to our Code of Conduct, and any waivers of our Code of Conduct for directors and executive officers, on the same website or in filings under the Exchange Act.
Role of the Board in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Such risks include, among others, strategic, financial, business and operational, cybersecurity, legal and regulatory compliance, and reputational risks. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. In addition to oversight of the performance of our external audit function, our audit committee also monitors compliance with legal and regulatory requirements and reviews, approves, prohibits and monitors related party transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. In addition, our compensation committee reviews the relationship between risk managements and policies and compensation and evaluations compensation policies and practices that could mitigate any such risks. Our nominating and corporate governance committee monitors the effectiveness of our Corporate Governance Guidelines.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	Table of Contents
Hedging Policy
Transactions in derivative securities may reflect a short-term and speculative interest in our securities and may create the appearance of impropriety. Trading in derivatives may also focus attention on short-term performance at the expense of our long-term objectives. Therefore, our Insider Trading Policy prohibits our directors, officers and employees from engaging in transactions to hedge ownership of our common stock, including publicly-traded options, such as puts and calls, and other derivative securities with respect to our common stock. Stock options, stock appreciation rights and other securities issued pursuant to our benefit plans or other compensatory arrangements with us are not subject to this prohibition.
Non-Employee Director Compensation
In June 2021, our board of directors approved a director compensation program that became effective in September 2021. Under this director compensation program, we will pay each of our non-employee directors a cash retainer for service on the board of directors and for service on each committee of which the director is a member. The chairman of the board and of each committee will receive higher retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director was not serving on our board of directors. The fees paid to each non-employee director for service on the board of directors and for service on each committee of the board of directors of which the director is a member are as follows:

Position	Annual Retainer

Board Member	$50,000
Chairman	$95,000
Audit Committee Chair	$20,000
Audit Committee Member	$8,000
Compensation Committee Chair	$12,000
Compensation Committee Member	$5,000
Nominating and Corporate Governance Committee Chair	$10,000
Nominating and Corporate Governance Committee Member	$4,000
We also will continue to reimburse each of our non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which he or she serves.
In addition, each of Joanne Bradford, Carole Faig, Joshua Ghaim and Maria Martinez received an initial grant of restricted stock units under the 2021 Plan with a target value of $300,000. Each of these restricted stock unit grants will vest as to 34% of the shares of our common stock underlying such grant on the first anniversary of the grant date and an additional 33% of the shares of our common stock underlying such grant at the end of each successive 12-month period following the first anniversary of the grant date until the third anniversary of the grant date, subject to the non-employee director's continued service as a director.
Further, on the date of each annual meeting of our stockholders, each then-current non-employee director will receive a grant of restricted stock units under the 2021 Plan with a target value of $190,000. Each of these restricted stock unit grants vest with respect to 100% of the shares of our common stock underlying such grant on the first anniversary of the grant date, subject to the non‑employee director’s continued service as a director (unless otherwise provided at the time of grant). The number of restricted stock units subject to the restricted stock unit grants made to our non‑employee directors will be consistent with our practice for determining the number of restricted stock units granted to our employees. All restricted stock units granted to our non‑employee directors under our director compensation program will vest in full upon a change in control.

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Table of Contents	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Ayub Khattak and Chris Achar, as executive officers of the Company, do not qualify to receive compensation for their service as our directors under our director compensation program.
Director Compensation in Fiscal 2021
The following table provides information regarding compensation of our non-employee directors for service as directors for the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1,2]	Total ($)

Joanne Bradford	16,033	300,000	316,033
Xiangmin “Min” Cui[3]	14,946	—	14,946
Robin Farias-Eisner[4]	—	1,024,000	1,024,000
Carole Faig	19,022	300,000	319,022
Joshua Ghaim[5]	—	—	—
Maria Martinez	20,109	300,000	320,109
Rohan Oza[6]	—	1,024,000	1,024,000
Scott Stanford[7]	18,478	—	18,478
Asish Xavier[8]	—	—	—
1.The amounts reported in the “Stock Awards” column represent the aggregate grant-date fair value of the RSUs awarded to the non-employee director in 2021, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation. Such grant-date fair value does not take into account any estimated forfeitures related to service vesting conditions.
2.The following table lists all outstanding equity awards held by each of our non-employee directors as of December 31, 2021:

Name	Grant Date	Aggregate Number of Shares Underlying Stock Awards(#)[a]

Joanne Bradford	9/24/2021	18,750
Xiangmin “Min” Cui		—
Robin Farias-Eisner		—
Carole Faig	9/24/2021	18,750
Maria Martinez	9/24/2021	18,750
Rohan Oza		—
Scott Stanford		—
Asish Xavier		—
a.Each of the outstanding RSU awards listed in the table was granted pursuant to our 2021 Plan. The RSUs will vest annually as to one-third (1/3) of the shares of our common stock subject to the award and shall be fully vested on September 23, 2024, subject, in each case, to the director’s continuous service with us.
3.Dr. Cui resigned from our board of directors in July 2022.
4.Dr. Farias-Eisner resigned from our board of directors in September 2021.
5.Dr. Ghaim joined our board of directors in July 2022, and, as such, did not earn any compensation in 2021.
6.Mr. Oza resigned from our board of directors in September 2021.
7.Mr. Stanford resigned from our board of directors in July 2022.
8.Dr. Xavier resigned from our board of directors in April 2021.

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Proposal One
Election of Director

Our board of directors is currently composed of six members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. One Class is elected each year at the annual meeting of stockholders for a term of three years. At the Annual Meeting, one Class I director will be elected for a three-year term to succeed the same Class whose term is then expiring. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal.
Nominee
Our board of directors has nominated Joshua Ghaim for election as a Class I director at the Annual Meeting. If elected, Dr. Ghaim will serve as a Class I director until the 2025 annual meeting of stockholders or until his successor is elected and qualified, or his earlier death, resignation or removal. Dr. Ghaim is currently a director of the Company. For information concerning the nominee, see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Dr. Ghaim. Dr. Ghaim has consented to being named as a nominee for director and agreed to continue to serve if elected; however, in the event that Dr. Ghaim is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.
Vote Required
The election of a Class I director requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Accordingly, the nominee receiving the highest number of “FOR” votes will be elected. Abstentions, withheld votes and broker non-votes will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS A CLASS I DIRECTOR TO SERVE FOR A THREE-YEAR TERM.

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Proposal Two
Ratification of Appointment of Independent Registered Public Accounting Firm

Our audit committee has appointed BDO USA, LLP as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2022. BDO USA, LLP has served as our independent registered public accounting firm since 2019.
At the Annual Meeting, stockholders are being asked to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Stockholder ratification of the appointment of BDO USA, LLP is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of BDO USA, LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by our stockholders, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2022 if our audit committee believes that such a change would be in the best interests of the Company and its stockholders. A representative of BDO USA, LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by BDO USA, LLP for our fiscal years ended December 31, 2021 and 2020.

	2021	2020

Audit Fees[1]	$1,370,063	$717,334
Audit-Related Fees	—	—
Tax Fees[2]	$79,266	—
All Other Fees	—	—
Total Fees	$1,449,329	$717,334
1.“Audit Fees” consisted of fees for professional services provided in connection with the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
2.“Tax Fees” consist of fees for services relating to tax planning and compliance services.
Auditor Independence
In the fiscal year ended December 31, 2021, there were no other professional services provided by BDO USA, LLP that would have required our audit committee to consider their compatibility with maintaining the independence of BDO USA, LLP.

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PROPOSAL TWO	Table of Contents
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm and audit engagement fees and terms in order to ensure that the provision of such services does not impair such accounting firm’s independence.
Vote Required
The ratification of the appointment of BDO USA, LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Broker non-votes will have no effect on this proposal but abstentions will have the effect of a vote AGAINST this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2022.

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Audit Committee Report

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, or the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Cue Health Inc., or the Company, specifically incorporates it by reference in such filing.
The audit committee serves as the representative of our board of directors with respect to its oversight of:
▪our accounting and financial reporting processes and the audit of our financial statements;
▪the internal controls and integrity of our financial statements;
▪our compliance with legal and regulatory requirements;
▪inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks; and
▪the independent registered public accounting firm’s appointment, qualifications and independence, and approval of the registered public accounting firm’s services.
The audit committee also reviews the performance of our independent registered public accounting firm, BDO USA, LLP, in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.
The audit committee is composed of three non-employee directors. Our board of directors has determined that each member of the audit committee is independent, and that Ms. Faig qualifies as an “audit committee financial expert” under the SEC rules.
The audit committee provides our board of directors such information and materials as it may deem necessary to make our board of directors aware of financial matters requiring the attention of our board of directors. The audit committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements for the year ended December 31, 2021 with management, which management has represented to the audit committee that the audited financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.
The audit committee also received from, and discussed, such audited financial statements with management and BDO USA, LLP, our independent registered public accounting firm. The audit committee has received from, and discussed with BDO USA, LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, or the PCAOB.
The audit committee received and reviewed the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the PCAOB regarding BDO USA, LLP’s communications with the audit committee concerning independence, and discussed with, BDO USA, LLP its independence. In addition, the audit committee discussed with BDO USA, LLP its independence from management and the Company, including matters in the letter from BDO USA, LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with BDO USA, LLP’s independence.

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AUDIT COMMITTEE REPORT	Table of Contents
Based on the review and discussions referred to above, the audit committee recommended to our board of directors that our audited financial statements for the fiscal year ended December 31, 2021 be included in our annual report. The audit committee also has selected BDO USA, LLP as the independent registered public accounting firm for fiscal year 2022. Our board of directors recommends that stockholders ratify this selection at the Annual Meeting.
Respectfully submitted by the members of the audit committee of the board of directors:
Carole Faig (Chair)
Maria Martinez
Joshua Ghaim

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Executive Officers

The following table sets forth certain information about our executive officers and their respective ages as of August 5, 2022. Officers are elected by the board of directors to hold office until their successors are elected and qualified.

Name	Age	Position

Ayub Khattak	37	President, Chief Executive Officer, Director, Chairman of the Board and Co-Founder
Chris Achar	37	Chief Strategy Officer and Director
John Gallagher	49	Chief Financial Officer
Erica Palsis	37	General Counsel
Clint Sever	37	Chief Product Officer and Co-Founder
For the biographies of Messrs. Khattak and Achar, see the section titled “Board of Directors and Corporate Governance—Continuing Directors.”
John Gallagher
Mr. Gallagher has served as our Chief Financial Officer since March 2021. Prior to this, Mr. Gallagher served in various capacities at Becton, Dickinson & Company, or BD, a public multinational medical technology company, including Senior Vice President, Chief Financial Officer, Medical Segment and Treasurer from July 2018 to February 2021, Senior Vice President, Corporate Finance, with responsibility for Financial, Planning & Analysis, Treasury and Chief Accounting Officer/Controller from December 2014 to July 2018 and Vice President, Treasurer from September 2012 to December 2014. Prior to BD, Mr. Gallagher served as Vice President, Financial Planning and Analysis for NBCUniversal Media, LLC, or NBC, an American mass media and entertainment conglomerate, from October 2009 to September 2012. Prior to NBC, Mr. Gallagher served as Assistant Controller, Corporate Treasury for General Electric Company, a public multinational conglomerate, from October 2006 to October 2009. Mr. Gallagher holds a B.S. degree in finance from Clemson University and received his M.B.A. degree from the University of Pittsburgh.
Erica Palsis
Ms. Palsis has served as our General Counsel since February 2021. She was previously General Counsel, Corporate Secretary and Privacy Officer at Livongo Health, Inc. (acquired by Teladoc Health, Inc. in October 2020), a public consumer digital health company, from December 2018 to October 2020 and Vice President and Associate General Counsel from March 2017 to December 2018. Ms. Palsis also served as Corporate Counsel for Allscripts Healthcare Solutions, Inc., a public company providing practice management and electronic health record technology, from May 2014 to March 2017, and Associate Corporate Counsel from March 2010 to May 2014. Ms. Palsis received her B.A. in political science from Loyola University Chicago and J.D. from DePaul University College of Law.
Clint Sever
Mr. Sever is the co-founder of our company and has served as our Chief Product Officer since January 2010. He holds a B.S. in retail and consumer science from the University of Arizona.

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Executive Compensation

Process and Procedures for Compensation Decisions
Our named executive officers, which consist of the principal executive officer and the next two most highly compensated executive officers, for the year ended December 31, 2021 are Ayub Khattak, Chief Executive Officer and Co‑Founder, Clint Sever, Chief Product Officer and Co-Founder, and Christopher Achar, Chief Strategy Officer.
Our compensation policies and philosophies are designed to align compensation with business objectives, while also enabling us to attract, motivate and retain individuals who contribute to our long-term success. The compensation of our named executive officers has consisted of a base salary and cash bonus, retirement, health and welfare benefits, and equity awards.
Summary Compensation Table
The following table presents summary information regarding the total compensation for the years ended December 31, 2021 and 2020 for our named executive officers:

Name and Principal Position	Year	Salary ($)		Bonus ($)[1]	Stock Awards ($)		All Other Compensation ($)		Total ($)

Ayub Khattak,	2021	465,000		575,000	52,250,539	[2]	8,355,462	[3]	61,646,001
Chief Executive Officer	2020	276,923	[4]	250,000	6,930,773	[5]	8,694	[6]	7,466,390

Clint Sever,	2021	417,500		375,000	44,445,547	[2]	3,552,720	[7]	48,790,767
Chief Product Officer	2020	243,235	[8]	233,331	3,465,387	[5]	257,155	[9]	4,199,108

Christopher Achar,	2021	18,000		160,000	22,211,936		9,969		22,561,905
Chief Strategy Officer
1.Except where noted otherwise, the amounts reported in the “Bonus” column reflect discretionary annual cash bonuses earned by each of our named executive officers for their performance, as determined by the board of directors in its sole discretion.
2.The amount reported represents the grant date fair value of RSUs and Performance-Vested RSU awards (described below) computed in accordance with FASB ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to vesting conditions. The Performance-Vested RSUs are eligible to vest only upon achievement of certain stock price goals, revenue objectives, and operational milestones, as more fully described in the 2021 Co-Founder Equity Awards section below. As of June 30, 2022, 292,833 shares and 239,591 shares have vested for Messrs. Khattak and Sever, respectively, for the achievement of the FY21 Revenue Objective. The assumptions used to calculate these amounts are discussed in the notes to our audited consolidated financial statements Details and assumptions used in calculating these amounts may be found in Note 12 — Stock-Based Compensation to our financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 29, 2022. The value set forth in the table reflects the accounting assumptions made in September 2021. Since September 2021, the macroeconomic landscape has significantly changed. As described in the 2021 Co-Founder Equity Awards section below, approximately 70% of the Performance-Vested RSUs granted to each of the Co-Founders are based on stock price performance goals, ranging from an average of $30.07 per share to an average of $106.68 per share during the Stock Price Performance Period (defined below). As of July 29, 2022, the last reported sale price for our common stock was $3.38 per share.
3.Consists of (i) compensation resulting from forgiveness of indebtedness of $8,306,753 in connection with two separate promissory notes held by us, (ii) the payout of the balance of unused vacation days as a result of the termination of our vacation accrual policy for certain of our executive officers and (iii) life insurance premiums paid by us. See “Promissory Notes and Restricted Stock Purchase Agreements with Executives” below for more information about each of the promissory notes.
4.Represents a $150,000 increase in Mr. Khattak’s annual base salary, which took effect as of August 20, 2020.
5.Represents the purchase of shares of common stock in exchange for promissory notes issued by each of Mr. Khattak and Mr. Sever to us, which notes are partially personally recourse and secured by the shares of common stock purchased therewith. Pursuant to ASC 718, these instruments are treated as grants of stock options for accounting purposes and the amount disclosed is the grant date fair value of these instruments. The assumptions used in calculating the grant date fair value of these instruments are set forth in Note 12 to the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 29, 2022.
6.Represents premiums for medical, vision, dental, and life insurance paid for by us.

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Table of Contents	EXECUTIVE COMPENSATION
7.Consists of (i) compensation resulting from forgiveness of indebtedness of $3,510,357 in connection a promissory note held by us, (ii) the payout of the balance of unused vacation days as a result of the termination of the vacation accrual policy for certain of our executive officers and (iii) life insurance premiums paid by us. See “Promissory Notes and Restricted Stock Purchase Agreements with Executives” below for more information about each of the promissory notes.
8.Represents a $145,000 increase in Mr. Sever’s annual base salary, which took effect August 20, 2020.
9.Represents compensation resulting from forgiveness of indebtedness of $246,142 and premiums for medical, dental, and life insurance paid for by us.
10.Represents the grant-date fair value of the Time-Vesting RSU award calculated in accordance with ASC 718. Such grant-date fair value does not take into account any estimated forfeitures related to vesting conditions. The assumptions used to calculate these amounts are discussed in the notes to our audited consolidated financial statements Details and assumptions used in calculating these amounts may be found in Note 12 — Stock-Based Compensation to our financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 29, 2022.
11.Consists of (i) the payout of the balance of unused vacation days as a result of the termination of the vacation accrual policy for certain of our executive officers and (ii) life insurance premiums paid by us.

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EXECUTIVE COMPENSATION	Table of Contents
Outstanding Equity Awards at 2021 Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2021:

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)[2]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)[3]

Ayub Khattak	07/30/2014	295,900		$0.40	7/29/2024	—	—	—	—
	09/24/2021	—		—	—	976,111	$13,089,649	—	—
	09/24/2021	—		—	—	—	—	2,653,114	$35,578,259
Clint Sever	01/01/2013	880,000		$0.20	12/31/2022	—	—	—	—
	07/30/2014	295,900		$0.40	7/29/2024	—	—	—	—
	08/08/2018	833,333	[4]	$0.48	8/7/2028	—	—	—	—
	08/08/2018	1,130,797	[5]	$0.48	8/7/2028	—	—	—	—
	09/24/2021	—		—	—	798,636	$10,709,709	—	—
	09/24/2021	—		—	—	—	—	2,279,459	$30,567,545
Christopher Achar	09/24/2021	—		—	—	1,388,246	$18,616,379	—	—
1.Represents Time-Vesting RSUs awarded from the 2021 Stock Incentive Plan, which will vest as to 12.5% of the shares of our common stock subject to the award on the six-month anniversary of September 24, 2021 and as to an additional 6.25% of the shares of our common stock subject to the award at the end of each three-month period thereafter until the award is fully vested on the fourth anniversary of the grant date, subject, in each case, to the named executive officers continuous employment with us.
2.The shares underlying these Performance-Vesting RSU awards were granted under the 2021 Stock Incentive Plan and vest upon our board’s certification of the achievement of certain performance metrics. The Performance-Vesting RSU awards vest upon satisfying certain performance conditions as follows: 70% vest on the achievement of certain stock price performance goals, 20% vest on the achievement of target revenue performance goals, and the remainder vest upon achievement of a product milestone goal. See “2021 Co-Founder Equity Awards” below for more information.
3.This amount reflects the fair market value of our common stock of $13.41 per share as of December 31, 2021, multiplied by the amount shown in the column “Number of Unearned Shares or Units of Stock That Have Not Vested.”
4.Represents option grants awarded from the 2014 Equity Incentive Plan, which vested monthly over one year commencing on December 31, 2017. Such awards became fully vested on December 31, 2018.
5.Represents option grants awarded from the 2014 Equity Incentive Plan, which became fully vested on the grant date.

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Table of Contents	EXECUTIVE COMPENSATION
2021 Co-Founder Equity Awards
Pursuant to the terms of the Khattak employment agreement and the Sever employment agreement (described below under the heading “—Employment Agreements”) our board of directors approved the grant of restricted stock unit awards, which we refer to as the Founder RSUs, covering an aggregate of 6,707,320 shares of our common stock to Messrs. Khattak and Sever, whom we refer to as the Co-Founders, of which 3,629,225 Founder RSUs were granted to Mr. Khattak and 3,078,095 Founder RSUs were granted to Mr. Sever.
Our compensation committee and board of directors worked closely with an independent compensation consultant in an effort to design an equity compensation structure for Messrs. Khattak and Sever that would align with our commitment to the long-term interests of our stockholders and require high levels of performance across multiple performance metrics to achieve meaningful value while not encouraging short-term gains through risk-taking, incentivize long‑term performance beyond typical market-pay constructs, and be equitable and justifiable to the Co‑Founders and our stockholders. As a result, approximately 75% of the Founder RSUs (2,653,114 in the case of Mr. Khattak and 2,279,459 in the case of Mr. Sever) vest based on the satisfaction of both a continued employment condition and the achievement of certain performance goals, which we refer to as the Performance-Vesting RSUs, and approximately 25% (976,111 in the case of Mr. Khattak and 798,636 in the case of Mr. Sever) vest solely based on the satisfaction of a continued employment condition, which we refer to as the Time-Vesting RSUs.
Each Founder RSU that vests in accordance with its terms will be settled with one share of our common stock within 30 days of the applicable vesting date. However, to further encourage the Co‑Founders to focus on the long-term success of our business, the Co-Founders must hold any shares that are earned by them pursuant to the Performance-Vesting RSUs (excluding the sale of any shares necessary to satisfy any income or employment tax obligations resulting from the vesting of Performance-Vesting RSUs) for at least one year following the date on which such Performance-Vesting RSU vests. This post-vesting holding period would end before the first anniversary of vesting only in the event of an earlier change in control of our company or a termination of the Founder’s employment due to death or disability.
The Time-Vesting RSUs will vest as to 12.5% of the shares of our common stock subject to the award on the six-month anniversary of the grant date and as to an additional 6.25% of the shares of our common stock subject to the award at the end of each three-month period thereafter until the award is fully vested on the fourth anniversary of the grant date, subject, in each case, to the Founder’s continuous employment with us. In the event of the termination of the Founder’s employment by us without cause or by him with good reason, each as defined in the Founder’s employment agreement, the vesting of the Time-Vesting RSUs will accelerate such that the number of Time-Vesting RSUs that, but for such termination, would have otherwise vested in the one-year period following the date of such termination will immediately vest as of the date of such termination. Furthermore, in the event of the termination of the Founder’s employment by us without cause or by him with good reason, in either case in the period (i) beginning three months before a change in control (as defined in the Founder’s employment agreement), or, in the event we have executed a definitive agreement to effect a change in control as of the date the Founder’s employment is terminated by us without cause or by the Founder with good reason, beginning six months before the change in control contemplated by such definitive agreement is consummated, and (ii) ending 24 months following the change in control (which we refer to as the Khattak equity CIC severance period or the Sever equity CIC severance period, as applicable), the vesting of any unvested Time-Vesting RSUs will accelerate in full; provided, however, that if any then-unvested Time-Vesting RSUs are not assumed or substituted for by the resulting or acquiring company (or affiliate of the resulting or acquiring company) in connection with such change in control, the vesting of the Founder’s unvested Time-Vesting RSUs will be accelerated in full as of immediately prior to the consummation of the change in control.

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EXECUTIVE COMPENSATION	Table of Contents
The Performance-Vesting RSUs vest upon the achievement of certain stock price performance goals (approximately 70% of the Performance-Vesting RSUs granted to each of the Co‑Founders), target revenue performance goals (approximately 20% of the Performance-Vesting RSUs granted to each of the Co-Founders), and a product milestone goal (approximately 10% of the Performance‑Vesting RSUs granted to each of the Co-Founders). 1,774,614 of the Performance‑Vesting RSUs granted to Mr. Khattak and 1,560,686 of the Performance‑Vesting RSUs granted to Mr. Sever, or the Stock Price Target RSUs, are eligible to vest based on our stock price performance over a performance period beginning on the date that is 60 days prior to the date that is nine months after the grant date and ending on the seven-year anniversary of the grant date, which period we refer to as the Stock Price Performance Period. The Stock Price Target RSUs are divided into seven tranches that are eligible to vest based on the achievement of stock price goals, measured based on an average closing price of our common stock over all trading days within a 60 consecutive calendar day period during the Stock Price Performance Period as set forth below.

	Number of Stock Price Target RSUs Eligible to Vest

Price Goal	Khattak	Sever

$30.07	17,615	123,140
$37.13	292,833	239,591
$45.86	292,833	239,591
$56.63	292,833	239,591
$69.94	292,833	239,591
$86.38	292,833	239,591
$106.68	292,834	239,591
There is no linear interpolation between price goals and numbers of Stock Price Target RSUs eligible to vest. The price goals will be adjusted to reflect any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend.
The remainder of the Performance-Vesting RSUs vest as follows:
▪292,833 of the Performance-Vesting RSUs granted to Mr. Khattak and 239,591 of the Performance-Vesting RSUs granted to Mr. Sever, or the FY21 Revenue Target RSUs, are eligible to vest based on the achievement of a specified level of our total revenue (as reported under U.S. generally accepted accounting principles on our financial statement), which we refer to as total revenue, for fiscal year 2021 or, if such total revenue for fiscal year 2021 is not achieved, based on the achievement of a specified level of our aggregate total revenue for fiscal years 2021 and 2022.
▪292,833 of the Performance-Vesting RSUs granted to Mr. Khattak and 239,591 of the Performance-Vesting RSUs granted to Mr. Sever, or the FY22 Revenue Target RSUs, are eligible to vest based on the achievement of a specified level of our total revenue for fiscal year 2022 or, if such total revenue for fiscal year 2022 is not achieved, based on the achievement of a specified level of our aggregate total revenue for fiscal years 2022 and 2023.

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Table of Contents	EXECUTIVE COMPENSATION
▪292,834 of the Performance-Vesting RSUs granted to Mr. Khattak and 239,591 of the Performance-Vesting RSUs granted to Mr. Sever, or the Milestone Target RSUs, are eligible to vest based upon the achievement of a specified product milestone by December 31, 2022. If such milestone is not achieved on or before December 31, 2022 but is achieved during the six-month period beginning on January 1, 2023 and ending on June 30, 2023, 50% of the Milestone Target RSUs will be eligible to vest.
For any tranche of the Performance-Vesting RSUs to vest, except as described below, the Founder generally must remain employed by us as of the date that our compensation committee certifies achievement of the performance goal applicable to that tranche. If the Founder’s employment with us terminates, other than a termination by us without cause or by the Founder for good reason, then except as set forth below, any Performance-Vesting RSUs for which the applicable performance objective has not been achieved will be forfeited immediately and automatically to us. If the Founder’s employment is terminated by us without cause or by the Founder for good reason other than in connection with a change in control, then:
▪50% of the Stock Price Target RSUs with respect to any price goal that has not been achieved as of the termination date will be retained by the Founder and may be earned after the termination date as follows: (1) if a price goal is achieved within six months of the termination date, 100% of the retained Stock Price Target RSUs associated with the price goal will be earned, (2) if a price goal is achieved after the date that is six months after the termination date but on or prior to the date that is 18 months after the termination date, 50% of the retained Stock Price Target RSUs associated with the price goal will be earned, and (3) if a price goal is achieved after the date that is 18 months after the termination date but on or prior to the date that is 36 months after the termination date, 25% of the retained Stock Price Target RSUs associated with the price goal will be earned;
▪100% of the FY21 Revenue Target RSUs, to the extent then outstanding, will be retained by the Founder and may be earned after the termination date as follows: (1) if the applicable total revenue is achieved within 12 months of the termination date, 100% of the FY21 Revenue Target RSUs will be earned and (2) if the applicable total revenue is achieved more than 12 months following the termination date, 50% of the FY21 Revenue Target RSUs will be earned;
▪100% of the FY22 Revenue Target RSUs, to the extent then outstanding, will be retained by the Founder and may be earned after the termination date as follows: (1) if the applicable total revenue is achieved within 12 months of the termination date, 100% of the FY22 Revenue Target RSUs will be earned and (2) if the applicable total revenue is achieved more than 12 months following the termination date, 50% of the FY22 Revenue Target RSUs will be earned; and
▪100% of the Milestone Target RSUs, to the extent then outstanding, will be retained by the Founder and may be earned after the termination date as follows: (1) if the milestone performance goal is achieved within 12 months of the termination date and on or before December 31, 2022, 100% of the Milestone Target RSUs will be earned, (2) if such goal is achieved within 12 months of the termination date and between January 1, 2023 and June 30, 2023, 50% of the Milestone Target RSUs will be earned, (3) if such goal is achieved more than 12 months following the termination date and on or before December 31, 2022, 50% of the Milestone Target RSUs will be earned, and (4) if such goal is achieved more than 12 months following the termination date and between January 1, 2023 and June 30, 2023, 25% of the Milestone Target RSUs will be earned.

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EXECUTIVE COMPENSATION	Table of Contents
Any Performance-Vesting RSUs that are not retained by the Founder will be forfeited immediately and automatically to us. If the Founder’s employment is terminated with cause, (i) all of the Performance-Vesting RSUs will be forfeited immediately and automatically to us, (ii) to the extent any Performance-Vesting RSUs were settled by us prior to the date of termination, any shares that were delivered to the Founder upon such settlement will be automatically forfeited for no consideration, and (iii) to the extent any shares received upon settlement have been sold, the proceeds of such dispositions shall be paid over to us immediately following such termination.
In the event of a change in control of the Company:
▪Our compensation committee will determine whether any price goals that have not previously been achieved are achieved as a result of the change in control, which determination will be based solely on the price to be paid to our stockholders in connection with the transaction, and the Stock Price Target RSUs with respect to any price goal that is achieved as a result of the change in control will vest immediately prior to the closing of the change in control.
▪50% of any Stock Price Target RSUs have not been earned by the Founder prior to the change in control, taking into account any Stock Price Target RSUs that are earned based on the price paid to our stockholders in the change in control as described above, will be retained by the Founder and converted into time-vested RSUs that vest in equal quarterly installments over the two-year period following the closing of the change in control, subject to the Founder’s continued employment on each vesting date. If the Founder’s employment is terminated by us without cause or by the Founder for good reason during the period beginning three months before the change in control (or, in the event we have executed a definitive agreement to effect the change in control as of the termination date, the period beginning six months before such change in control) and ending 24 months following the change in control, the retained Stock Price Target RSUs will vest in full as of the date of termination. If the retained Stock Price Target RSUs are not assumed (or substituted for substantially equivalent awards) by the resulting or acquiring company, the retained Stock Price Target RSUs will vest in full immediately prior to the change in control.
▪Any FY21 Revenue Target RSUs, FY22 Revenue Target RSUs, or Milestone Target RSUs outstanding immediately prior to the change in control will be eligible to vest immediately prior to the closing of the change in control based on our compensation committee’s reasonable and good-faith determination as to the projected level of achievement of the applicable performance objective as of the closing of the change in control. Any such RSUs that do not vest immediately prior to the change in control will be forfeited for no consideration.
Employment Agreements
The following are summaries of employment agreements we have entered into with our executive officers.
Employment Agreement with Ayub Khattak
In connection with Mr. Khattak’s continued service following our IPO, we entered into an employment agreement with him dated as of July 8, 2021, which we refer to as the Khattak agreement. Under the Khattak agreement, Mr. Khattak is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason upon written notice.
The Khattak agreement provides that Mr. Khattak is entitled to an annualized base salary of $575,000, and that he is eligible, at our sole discretion, to earn an annual performance bonus of up to 100% of his base salary, or the Khattak post-IPO target bonus; provided that for the 2021 performance year, the amount of any bonus payable to Mr. Khattak shall be based on, for the period beginning on January 1, 2021 and ending on September 27, 2021, Mr. Khattak’s target bonus and base salary, in each case, as in effect prior to September 28 2021, and for the period beginning on September 28,

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2021 and ending on December 31, 2021, the Khattak post-IPO target bonus. The amount of any annual bonus will be determined by our board, or a committee of the board, based on Mr. Khattak’s performance and the achievement of individual and corporate goals established by our board following consultation with Mr. Khattak. Except in the event of certain involuntary terminations of Mr. Khattak’s employment as described below, Mr. Khattak must be employed on the date that any bonus is approved by the board or the committee in order to earn such bonus. Mr. Khattak is entitled under the Khattak agreement to reimbursement for business expenses pursuant to company policy and the use, which our board may provide in its reasonable discretion, of personal security in connection with required business travel. The Khattak agreement also provides for the award of the Founder. In addition, the Khattak agreement provides that we will reimburse Mr. Khattak up to $15,000 for the legal fees incurred by him in connection with the review and negotiation of the Khattak agreement and the Founder RSUs granted to him.
Under the Khattak agreement, in the event of the termination of Mr. Khattak’s employment by us without cause or by him with good reason within the period beginning three months prior to and ending 12 months following a change in control, which period we refer to as the Khattak cash CIC severance period and subject to his execution and nonrevocation of a separation agreement and a release of claims in our favor, Mr. Khattak is entitled to (i) continue to receive his annual base salary, payable in equal installments, during the 12-month period following his termination date (calculated at a level without taking into account any reduction thereto that triggered good reason, if applicable), (ii) receive an amount equal to 100% of his target bonus for the year in which termination occurs (calculated at a level without taking into account any reduction thereto that triggered good reason, if applicable), or if higher, his target bonus immediately prior to the change in control, (iii) our payment of COBRA premiums for health benefit coverage on his behalf, for a period of up to 12 months following his termination date, at the same rate as we pay for active employees, subject to applicable COBRA terms and in compliance with applicable non-discrimination or other requirements under the law, and (iv) if such termination occurs following the end of the applicable performance year but before any annual bonus payable to Mr. Khattak in respect of such performance year is approved by our board, receive an amount equal to any annual performance bonus determined to be payable by our board for such prior performance year. Furthermore, in the event Mr. Khattak’s employment is terminated by us without cause or by him with good reason within the Khattak equity CIC severance period, the Khattak agreement provides that Mr. Khattak will be entitled to accelerated vesting of all of his then-unvested equity awards which vest solely based on the passage of time (other than the Founder RSUs, described above under the heading “—2021 Co-Founder Equity Awards”, which shall be governed by the terms of the Founder RSU agreements). However, if, in the event of a change in control of our company, Mr. Khattak’s then-unvested equity awards (other than the Founder RSUs) that vest based solely on the passage of time are not assumed or substituted for by the resulting or acquiring company (or an affiliate of the resulting or acquiring company), the vesting of such equity awards will be accelerated in full and become immediately exercisable or non-forfeitable as of immediately prior to the consummation of the change in control.
In addition, under the Khattak agreement, in the event that Mr. Khattak’s employment is terminated by us without cause or by him with good reason other than within the Khattak cash CIC severance period, and subject to his execution and nonrevocation of a separation agreement and a release of claims in our favor, Mr. Khattak will be entitled to (i) continue to receive his annual base salary, payable in equal installments, during the 12-month period following his termination date (calculated at a level without taking into account any reduction thereto that triggered good reason, if applicable), (ii) if such termination occurs following the end of the applicable performance year but before any annual bonus payable to Mr. Khattak in respect of such performance year is approved by our board, receive an amount equal to any annual performance bonus determined to be payable by our board for such prior performance year, and (iii) our payment of COBRA premiums for health benefit coverage on his behalf, for a period of up to 12 months following his termination date, at the same rate as we pay for active employees, subject to applicable COBRA terms and in compliance with applicable non-discrimination or other requirements under the law.

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EXECUTIVE COMPENSATION	Table of Contents
Employment Agreement with Clint Sever
In connection with Mr. Sever’s continued service following our IPO, we entered into an employment agreement with him dated as of July 8, 2021, which we refer to as the Sever agreement. Under the Sever agreement, Mr. Sever is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason upon written notice.
The Sever agreement provides that Mr. Sever is entitled to an annualized base salary of $500,000, and that he is eligible, at our sole discretion, to earn an annual performance bonus of up to 75% of his base salary, or the Sever post- IPO target bonus; provided that for the 2021 performance year, the amount of any bonus payable to Mr. Sever shall be based on, for the period beginning on January 1, 2021 and ending on September 27, 2021, Mr. Sever’s target bonus and base salary, in each case, as in effect prior September 28, 2021, and for the period beginning on September 28, 2021 and ending on December 31, 2021, the Sever post- IPO target bonus. The amount of any annual bonus will be determined by our board, or a committee of the board, based on Mr. Sever’s performance and the achievement of individual and corporate goals established by our board following consultation with Mr. Sever. Except in the event of certain involuntary terminations of Mr. Sever’s employment as described below, Mr. Sever must be employed on the date that any bonus is approved by the board or the committee in order to earn such bonus. Mr. Sever is entitled under the Sever agreement to reimbursement for business expenses pursuant to company policy and the use, which our board may provide in its reasonable discretion, of personal security in connection with required business travel. The Sever agreement also provides for the award of the Founder RSUs. In addition, the Sever agreement provides that we will reimburse Mr. Sever up to $15,000 for the legal fees incurred by him in connection with the review and negotiation of the Sever agreement and the Founder RSUs granted to him.
Under the Sever agreement, in the event of the termination of Mr. Sever’s employment by us without cause or by him with good reason within the period beginning three months prior to and ending 12 months following a change in control, which period we refer to as the Sever cash CIC severance period and subject to his execution and nonrevocation of a separation agreement and a release of claims in our favor, Mr. Sever is entitled to (i) continue to receive his annual base salary, payable in equal installments, during the 12-month period following his termination date (calculated at a level without taking into account any reduction thereto that triggered good reason, if applicable), (ii) receive an amount equal to 100% of his target bonus for the year in which termination occurs (calculated at a level without taking into account any reduction thereto that triggered good reason, if applicable), or if higher, his target bonus immediately prior to the change in control, (iii) our payment of COBRA premiums for health benefit coverage on his behalf, for a period of up to 12 months following his termination date, at the same rate as we pay for active employees, subject to applicable COBRA terms and in compliance with applicable non-discrimination or other requirements under the law, and (iv) if such termination occurs following the end of the applicable performance year but before any annual bonus payable to Mr. Sever in respect of such performance year is approved by our board, receive an amount equal to any annual performance bonus determined to be payable by our board for such prior performance year. Furthermore, in the event Mr. Sever’s employment is terminated by us without cause or by him with good reason within the Sever equity CIC severance period, the Sever agreement provides that Mr. Sever will be entitled to accelerated vesting of all of his then-unvested equity awards which vest solely based on the passage of time (other than the Founder RSUs, described above under the heading “—2021 Co‑Founder Equity Awards”, which shall be governed by the terms of the Founder RSU agreements). However, if, in the event of a change in control of our company, Mr. Sever’s then‑unvested equity awards (other than the Founder RSUs) that vest based solely on the passage of time are not assumed or substituted for by the resulting or acquiring company (or an affiliate of the resulting or acquiring company), the vesting of such equity awards will be accelerated in full and become immediately exercisable or non-forfeitable as of immediately prior to the consummation of the change in control.
In addition, under the Sever agreement, in the event that Mr. Sever’s employment is terminated by us without cause or by him with good reason other than within the Sever cash CIC severance period, and subject to his execution and nonrevocation of a separation agreement and a release of claims in our favor, Mr. Sever is entitled to (i) continue to receive his annual base salary, payable in equal

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Table of Contents	EXECUTIVE COMPENSATION
installments, during the 12-month period following his termination date (calculated at a level without taking into account any reduction thereto that triggered good reason, if applicable), (ii) if such termination occurs following the end of the applicable performance year but before any annual bonus payable to Mr. Sever in respect of such performance year is approved by our board, receive an amount equal to any annual performance bonus determined to be payable by our board for such prior performance year, and (iii) our payment of COBRA premiums for health benefit coverage on his behalf, for a period of up to 12 months following his termination date, at the same rate as we pay for active employees, subject to applicable COBRA terms and in compliance with applicable non-discrimination or other requirements under the law.
Employment Agreement with Christopher Achar
Mr. Achar is party to an employment agreement with the Company dated as of July 8, 2021, which we refer to as the Achar agreement. Under the Achar agreement, Mr. Achar is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason without notice.
The Achar agreement provides that Mr. Achar is entitled to an annualized base salary of $400,000, and that he is eligible, at our sole discretion, to earn an annual performance bonus of up to 40% of his base salary. The amount of any annual bonus will be determined by our board, or a committee of the board, based on Mr. Achar’s performance and the achievement of individual and corporate goals established by our board following consultation with Mr. Achar. Except in the event of certain involuntary terminations of Mr. Achar’s employment as described below, Mr. Achar must be employed on the date that any bonus is approved by the board or the committee in order to earn such bonus. Mr. Achar is entitled under the Achar agreement to reimbursement for business expenses pursuant to company policy. The Achar agreement also provides for an award of RSUs.
Under the Achar agreement, in the event of the termination of Mr. Achar’s employment by us without cause or by him with good reason and subject to his execution and nonrevocation of a separation agreement and a release of claims in our favor, Mr. Achar is entitled to (i) continue to receive his annual base salary, payable in equal installments, during the nine-month period following his termination date, (ii) our payment of COBRA premiums for health benefit coverage on his behalf, for a period of up to nine months following his termination date, at the same rate as we pay for active employees, subject to applicable COBRA terms and in compliance with applicable non‑discrimination or other requirements under the law and (iii) receive an amount equal to any annual performance bonus determined to be payable by our board for the prior performance year.
Furthermore, in the event Mr. Achar’s employment is terminated by us without cause or by him with good reason prior to the one-year anniversary of the grant date of award of RSUs, the Achar agreement provides that Mr. Achar will be entitled to accelerated vesting of such number of RSUs subject to the RSU award that would have vested between the grant date and Mr. Achar’s termination date had the RSUs vested on a 1/48 per month basis following the grant date of such RSU award. In the event Mr. Achar’s employment is terminated within the period beginning 60 days prior to the closing date of a change of control and ending on the one-year anniversary of such closing date, the Achar agreement provides that Mr. Achar will be entitled to accelerated vesting of 100% of his then-outstanding equity awards that vest based solely on the passage of time.

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EXECUTIVE COMPENSATION	Table of Contents
Equity Compensation Plan Information
The following table provides information as of December 31, 2021 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Rights (#)	Weighted Average Exercise Price of Outstanding Options and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column) (#)[1]

Equity Compensation plans approved by security holders
2014 Plan	10,022,569	5.13	—
2021 Plan	10,525,826	—	4,929,076
2021 ESPP	—	—	2,834,616
Equity compensation plans not approved by security holders	—	—	—
Total	20,548,395	5.13	7,763,692
1.Our 2021 Plan and 2021 ESPP each provide that the number of shares reserved for issuance under that plan automatically increase on the first day of each fiscal year each year in accordance with the formula set forth in that plan. The number of shares reported in this column does not include the 7,320,150 and 1,464,030 shares that became available for issuance as of January 1, 2022 pursuant to our 2021 Plan and 2021 ESPP, respectively.
2.RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.

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Security Ownership of Certain
Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 30, 2022 for (i) each of our named executive officers, (ii) each of our directors and nominee for director, (iii) all of our executive officers and directors as a group, and (iv) each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 147,834,377 shares of our common stock outstanding as of June 30, 2022. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of June 30, 2022, or issuable pursuant to RSUs which are subject to vesting conditions expected to occur within 60 days of June 30, 2022, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Cue Health Inc., 4980 Carroll Canyon Rd., Suite 100, San Diego, CA 92121.

	Common Stock

Name of Beneficial Owner	Number	Percentage

Named Executive Officers and Directors:
Ayub Khattak[1]	11,196,648	7.6%
Clint Sever[2]	6,155,641	4.2%
Christopher Achar[3]	1,594,110	1.1%
Xiangmin “Min” Cui[4]	8,980,909	6.1%
Scott Stanford[5]	15,240,546	10.3%
Joanne Bradford	-	*
Carole Faig	-	*
Maria Martinez	-	*
All executive officers and directors as a group (10 persons)[6]	43,401,290	29.4%

5% Stockholders
Entities affiliated with Decheng Capital[4]	8,980,909	6.1%
Entities affiliated with Oakmont Corporation[7]	9,789,997	6.6%
Acme Capital[5]	15,240,546	10.3%
Koch Industries, Inc.[8]	8,971,714	6.1%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
1.Consists of 10,900,748 shares of our common stock and options to purchase 295,900 shares of our common stock that are exercisable within 60 days of June 30, 2022.
2.Consists of (i) 3,015, 611 shares of our common stock, of which Mr. Sever holds 2,828,594 shares of common stock directly, and of which 187,017 shares are held jointly by Mr. Sever and his spouse, and (ii) options to purchase 3,140,030 shares of our common stock that are exercisable within 60 days of June 30, 2022.
3.Consists of (i) 74,110 shares of common stock held by Mr. Achar and (ii) 1,520,000 shares of our common stock held by Hlth Wrk LLC. Mr. Achar is the sole manager of Hlth Wrk LLC and may be deemed to have voting and investment power with respect to the shares held by Hlth Wrk LLC and as a result may be deemed to have beneficial ownership of such shares.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	Table of Contents
4.Based on a Schedule 13G filed with the SEC on February 14, 2022 on behalf of Decheng Capital Management III (Cayman), LLC (“Decheng Capital Management”). Consists of (i) 8,192,468 shares of common stock held by Decheng Capital China Life Sciences USD Fund III, L.P. (“Decheng Fund III”) and (ii) 788,441 shares of common stock held by Decheng Capital Global Healthcare Fund (Master), LP (“Decheng Global”). Decheng Capital Management is the general partner of Decheng Fund III, and Decheng Capital Global Healthcare GP, LLC (“Decheng Global GP”) is the general partner of Decheng Global. Dr. Cui is the sole manager of Decheng Capital Management and Decheng Global GP. Dr. Cui may be deemed to have voting and investment power with respect to the shares held by Decheng Fund III and Decheng Global and as a result may be deemed to have beneficial ownership of such shares. Dr. Cui resigned from our board of directors in July 2022. The address for Decheng is 3000 Sand Hill Road, Building 2, Suite 110, Menlo Park, California 94025.
5.Based on a Schedule 13G filed with the SEC on February 14, 2022 on behalf of Sherpa Ventures Fund LP ("ACME I"). Consists of (i) 9,748,805 shares of common stock held by ACME I and (ii) 5,491,741 shares of common stock held by SherpaVentures Fund II, LP (“ACME II”). Sherpa Ventures Fund GP, LLC (“ACME GP I”) is the manager of ACME I. SherpaVentures Fund II GP, LLC (“ACME GP II”) is the manager of ACME II. Mr. Stanford is a managing member of each of ACME GP I and ACME GP II and may be deemed to have voting and investment power with respect to the shares held by ACME I and ACME II and as a result may be deemed to have beneficial ownership of such shares. Funds managed by ACME, LLC and affiliates of ACME I and ACME II, are collectively defined as “ACME Capital”. Mr. Stanford is a member of, and has a financial interest in, ACME Capital. Mr. Stanford resigned from our board of directors in July 2022. The address for ACME I and ACME II is 505 Howard Street, Suite 201, San Francisco, California 94105.
6.Consists of (i) 39,965,360 shares of common stock beneficially owned by our executive officers and (ii) 3,435,930 shares of common stock subject to options exercisable within 60 days of June 30, 2022.
7.Based on a Schedule 13G filed with the SEC on February 14, 2022 on behalf of Oakmont Corporation. Represents (i) 5,631,534 shares held of record by Cove Investors II, LLC (“Cove II”), over which (a) Kelly Day has sole voting power and (b) Kelly Day and Oakmont Corporation share investment power, and (ii) 1,365,411 shares held of record by Cove Investors III, LLC (“Cove III”), over which Oakmont Corporation holds sole voting and investment power as Manager, and (iii) 2,793,052 shares held of record by Kelly Day, over which Oakmont Corporation and Kelly Day share investment and voting power. Oakmont Corporation is the investment advisor to Kelly Day. Robert A. Day is the sole owner of Oakmont Corporation. Each of Oakmont Corporation, Robert A. Day and Kelly Day may be deemed to have or share beneficial ownership of the shares held by directly by Cove II, Cove III and Kelly Day. Each of Oakmont Corporation, Robert A. Day and Kelly Day disclaims any such beneficial ownership of shares not directly held or owned. The address for Oakmont Corporation is 865 S. Figueroa Street, Suite 700, Los Angeles, California 90017.
8.Based on a Schedule 13G/A filed with the SEC on February 9, 2022 on behalf of Koch Industries, Inc. (“Koch Industries”). Represents 8,971,714 shares held of record by KSP Cue Health Investments, LLC (“KSP Cue Health”). KSP Cue Health is beneficially owned by Koch Strategic Platforms, LLC (“KSP”), KSP is beneficially owned by Koch Investments Group, LLC (“KIG”), KIG is beneficially owned by Koch Investments Group Holdings, LLC (“KIGH”), and KIGH is beneficially owned by Koch Industries, in each case by means of ownership of all voting equity instruments. By virtue of Koch Industries’ indirect beneficial ownership of KSP Cue Health, KSP, KIG, and KIGH, Koch Industries may be deemed to have voting and investment power with respect to such shares, and as such may be deemed to have beneficial ownership of such shares. The address for Koch Industries is 4111 E. 37th Street North Wichita, Kansas 67220.

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Certain Relationships
and Related Party Transactions

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which (i) the amounts involved exceeded or will exceed $120,000, and (ii) any of our directors, nominee for director, executive officers or beneficial holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.
Convertible Note Financing
In May 2021, we issued and sold Convertible Notes in the aggregate principal amount of $235.5 million in a private placement with net proceeds of $229.5 million. Interest will accrue on the Convertible Notes at a simple rate of 3% per annum. The Convertible Notes and any unpaid accrued interest will become due in May 2023. The Convertible Notes converted into 18,611,914 shares of our common stock in September 2021.
The following table sets forth the aggregate principal amounts of Convertible Notes that we issued to certain of our 5% stockholders and their affiliates and certain affiliates of members of our board of directors:

Purchaser[1]	Principal Amount of Convertible Notes

Decheng Capital China Life Sciences USD Fund III, L.P.[2]	$10,000,000
Funds managed by ACME, LLC and affiliates[3]	4,696,970
JJDC[4]	7,000,000
1.See “Security Ownership of Certain Beneficial Owners and Management” for additional information about shares held by these entities.
2.Xiangmin “Min” Cui, a former member of our board of directors, is the managing director and founder of Decheng Capital China Life Sciences USD Fund III, L.P.
3.Funds managed by ACME, LLC and affiliates are ACME I and ACME II, collectively “ACME Capital.’’ Scott Stanford, a former member of our board of directors, is a member of, and has a financial interest in ACME Capital.
4.Asish Xavier, a former member of our board of directors, is a principal of JJDC.
Promissory Notes and Restricted Stock Purchase Agreements with Executives
In September 2021, our board of directors canceled and forgave $8.3 million in principal and accrued interest, comprised of $1.3 million under the September 2018 promissory note, or the 2018 Khattak Note, and $7.0 million under the July 2020 promissory note, or the 2020 Khattak Note, in each case by and between us and Mr. Khattak, and released a total of 4,888,260 shares of common stock held by Mr. Khattak that had been pledged as collateral in connection with the 2018 Khattak Note and a total of 4,915,442 shares of common stock held by Mr. Khattak that had been pledged as collateral in connection with the 2020 Khattak Note. In September 2021, our board of directors canceled and forgave $3.5 million in principal and accrued interest under the July 2020 promissory note by and between us and Mr. Sever, or the 2020 Sever Note, and released a total of 2,457,721 shares of common stock held by Mr. Sever that had been pledged as collateral in connection with the 2020 Sever Note. Each of Mr. Khattak and Mr. Sever paid the taxes associated with the forgiveness of his promissory note(s).

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	Table of Contents
Other Transactions
In May 2021, we entered into a consulting agreement with Village Girl LLC, or the Consulting Agreement, effective as of January 1, 2021. Village Girl LLC is an entity affiliated with Chris Achar, a member of our board of directors. Pursuant to the Consulting Agreement, Village Girl LLC agreed to provide consulting services related to, among other things, brand positioning and marketing and sales, in consideration of which we agreed to pay a monthly fee of $30,000 and to reimburse certain expenses. The Consulting Agreement terminated on December 31, 2021.
In December 2021, we entered into a purchase agreement with Decheng Capital LLC (“Decheng Capital”), an entity affiliated with with Xiangmin Cui, a previous member of our board of directors, for the sale to Decheng Capital of our Cue Readers and COVID-19 Tests with a total transaction value of $275,000.
Registration Rights
We are a party to an investor rights agreement with the holders of our redeemable convertible preferred stock, including our 5% stockholders and their affiliates and entities affiliated with some of our directors. This investor rights agreement provides these holders the right, subject to certain conditions, beginning six months following the completion of our initial public offering, to demand that we file a registration statement or to request that their shares be covered by a registration statement that we are otherwise filing. In addition, these holders also have piggyback registration rights in respect of public offerings we may make for our own account or for other stockholders of our company. Holders of Convertible Notes are also entitled to registration rights in respect of the common stock issuable upon conversion of the Convertible Notes.
Indemnification Agreements
Our amended and restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, have entered into indemnification agreements with all of our directors and executive officers. These indemnification agreements require us, among other things, to indemnify each such director or executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers.
Policies and Procedures for Related Person Transactions
Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and one of our executive officers, directors, director nominee or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

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Table of Contents	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:
▪the related person’s interest in the related person transaction;
▪the approximate dollar value of the amount involved in the related person transaction;
▪the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
▪whether the transaction was undertaken in the ordinary course of our business;
▪whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
▪the purpose, and the potential benefits to us, of the transaction; and
▪any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.
In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:
▪interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of such entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenue of the company receiving payment under the transaction; and
▪a transaction that is specifically contemplated by provisions of our amended and restated certificate of incorporation or bylaws.
The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.
We did not have a written policy regarding the review and approval of related person transactions prior our initial public offering. Nevertheless, with respect to such transactions, it was the practice of our board of directors to consider the nature of and business reasons for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests.

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Other Matters

Fiscal Year 2021 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2021 are included in our Annual Report on Form 10-K filed with the SEC on March 29, 2022, as amended. This Proxy Statement and our Annual Report are posted on our investor relations webpage at investors.cuehealth.com in the “Financials & Filings” section under “SEC Filings” and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Cue Health Inc., Attention: Investor Relations, 4980 Carroll Canyon Rd., Suite 100, San Diego, CA 92121.
Company Website
We maintain a website at www.cuehealth.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
Note about Forward-Looking Statements
This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words, variations of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. We have based the forward-looking statements contained in this proxy statement primarily on our current expectations and projections about future events and trends that we believe may affect our business, results of operations, financial condition, and prospects. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including those described in the sections titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Periodic Report on Form 10-Q for the period ending March 31, 2022. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this proxy statement. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

44	2022 PROXY STATEMENT CUE HEALTH